Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople, SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Fourth Quarter and Full Year 2013 Results

Board Declares First Quarter 2014 Dividend of $0.20 Per Common Share

Highlights

•	Operating and finance lease revenue of $173.3 million for the fourth quarter and $661.1 million for the full year

•	Net income of $48.4 million, or $0.60 per diluted common share for the fourth quarter, and $29.8 million, or $0.40 per diluted common share, for the full year

•	Adjusted EBITDA[1] of $196.0 million for the fourth quarter and $717.2 million for the full year

•	Adjusted net income[1] of $54.9 million, or $0.68 per diluted common share, for the fourth quarter and $59.3 million, or $0.80 per diluted common share, for the full year

•	Fleet utilization of 99.5% for the fourth quarter and 98.7% the full year, with aircraft portfolio yield of 13.6% for both the fourth quarter and the full year

•	Purchased eight aircraft during the fourth quarter for $472 million, and closed 25 aircraft investments in 2013 with a total cost of $1.45 billion

•	Sold 22 aircraft during 2013 for $548 million; realized gain on sale of $37.2 million for the year

•	Issued $400 million of 4.625% unsecured Senior Notes due 2018 during the fourth quarter

•	31st consecutive quarterly dividend declared by Aircastle’s Board of Directors

•	Established a joint venture with Ontario Teachers’ Pension Plan and we sold two A330 family aircraft to the joint venture in the fourth quarter

[1]	Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Stamford, CT. February 25, 2014 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported fourth quarter 2013 net income of $48.4 million, or $0.60 per diluted common share and adjusted net income of $54.9 million, or $0.68 per diluted common share. Net income for the year ended December 31, 2013 was $29.8 million, or $0.40 per diluted common share, and adjusted net income was $59.3 million, or $0.80 per diluted common share. The fourth quarter results included total revenues of $192.0 million, an increase of 9%, versus $176.6 million in the fourth quarter of 2012. For the full year 2013 total revenues were $708.6 million, up 3% versus $686.6 million in 2012.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated “Thanks to a strong fourth quarter, 2013 was a successful and important year for Aircastle, as we grew and upgraded our portfolio with $1.5 billion of investments and significant and profitable asset sales, including many end-of-life aircraft. We strengthened our shareholder base and capital structure through Marubeni’s strategic investment, a larger unencumbered asset base, several well priced debt financings and an expanded unsecured revolver. Aircastle delivered strong results including a full-year cash ROE of 12.1% and asset utilization of nearly 99%.

All in all, over the past twelve months I believe we significantly enhanced the Company’s competitive standing as a nimble and flexible value-oriented investor. As we enter 2014, we remain well positioned to capitalize on a robust acquisition pipeline, very attractive financial market conditions, a terrific team and operating platform and an improving demand environment for leased aircraft.”

Fourth Quarter Results

Lease rental and finance lease revenues for the fourth quarter were $173.3 million, up $11.3 million or 7% year over year, due primarily to the impact of new aircraft acquisitions of $33.5 million, partially offset by lower revenue due to aircraft sales of $16.8 million and the net year over year impact of lease extensions, transitions and terminations and other changes of $5.5 million.

Total revenues for the fourth quarter were $192.0 million, an increase of $15.4 million, or 9% from the previous year, reflecting higher lease rental and finance lease revenue of $11.3 million and higher maintenance revenue of $9.2 million associated with a year over year increase in lease transitions. These increases were partially offset by a decline in other revenues of $4.7 million reflecting early lease termination fees earned in the fourth quarter of 2012 and the maturity of a debt investment in the first quarter of 2013.

Adjusted EBITDA for the fourth quarter was $196.0 million, up $23.7 million, or 14% from the fourth quarter of 2012, due primarily to higher total revenues excluding amortization of net lease discounts and incentives of $15.8 million and higher gains from aircraft sales of $8.9 million. These improvements were partially offset by an increase in net operating expenses of $1.2 million.

Adjusted net income for the quarter was $54.9 million, up $18.5 million or 51%, year over year. The change reflects higher total revenues of $15.4 million, higher gains from the sale of aircraft of $8.9 million and lower aircraft impairment charges of $2.7 million. These improvements were partially offset by higher adjusted interest expense of $5.2 million, higher depreciation of $2.6 million and higher net operating expenses of $1.2 million.

Full Year Results

Lease rental and finance lease revenues for the full year were $661.1 million, up $29.2 million, or 5% year over year, reflecting the net impact of 41 aircraft acquisitions made during 2013 and 2012 totaling $103.0 million and higher full year finance lease revenues of $7.8 million. These increases were offset by lower lease rentals due to aircraft sales and disposals of $52.7 million and the impact of transitions, extensions and terminations and other changes totaling $28.8 million.

Total revenues for 2013 were $708.6 million, an increase of $22.1 million, up 3% from the previous year. The increase reflects higher lease rental and finance lease revenue of $29.2 million and higher maintenance revenue from lease terminations of $15.0 million. These increases were partially offset by an increase in the amortization of net lease discounts and lease incentives of $19.6 million associated with fleet expansion, and $2.6 million of lower other revenue, primarily from a debt investment which matured in the first quarter of 2013.

During the year we recorded maintenance revenue from seven scheduled lease terminations of $20.6 million versus $18.4 million for five scheduled lease terminations in 2012. In addition, we recorded $47.7 million of maintenance revenue from ten aircraft returned ahead of schedule in 2013, versus $34.9 million from ten aircraft that were returned early in 2012.

We recorded total non-cash impairment charges of $117.3 million in 2013 versus $96.5 million in 2012. The year over year increase was primarily driven by impairment charges taken during the third quarter 2013 annual fleet review, where we wrote down the value of six 747-400 converted freighters coming off lease in 2014. To date, three of these six converted freighters have been placed.

Adjusted EBITDA for the full year was $717.2 million, up $69.6 million or 11% versus 2012, due primarily to higher total revenues excluding amortization of net lease discounts and incentives of $41.6 million and higher gains from aircraft sales of $31.5 million. These improvements were partially offset by an increase in net operating expenses of $3.7 million.

Adjusted net income for the full year was $59.3 million compared to $57.0 million in 2012, an increase of $2.3 million. Higher total revenues of $22.1 million, higher gains from sale of aircraft of $31.5 million and higher other net income of $5.5 million were partially offset by higher aircraft impairment charges of $20.9 million, higher adjusted interest expense of $15.9 million, higher depreciation of $15.0 million, and higher SG&A, taxes and other expenses, net of $5.1 million.

Aviation Assets

During 2013, we acquired 25 aircraft investments for $1.45 billion. We also sold 22 aircraft for $548 million which resulted in a pre-tax gain of approximately $37.2 million for the year.

As of December 31, 2013, Aircastle owned 162 aircraft having a net book value of $5.2 billion.

	Owned Aircraft as of December 31, 2011(1)	Owned Aircraft as of December 31, 2012(1)	Owned Aircraft as of December 31, 2013(1)
Flight Equipment Held for Lease ($ mils.)	$4,388	$4,783	$5,190
Unencumbered Flight Eqt. included in Flight Eqt. Held for Lease ($ mils.)	$677	$2,092	$2,655
Number of Aircraft	144	159	162
Number of Unencumbered Aircraft	27	72	80
Passenger Aircraft (% of NBV)	69%	71%	81%
Freighter Aircraft (% of NBV)	31%	29%	19%
Weighted Average Fleet Age – Combined (years)(2)	10.9	10.7	9.9
Weighted Average Remaining Combined Lease Term (years)(3)	4.9	5.0	5.0
Weighted Average Fleet Utilization for the year ended(4)	99%	99%	99%
Portfolio Yield for the year ended(5)	14%	14%	14%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age (years) by net book value.
(3)	Weighted average remaining lease term (years) by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period.

2013 Financing Activity

During 2013 we raised approximately $971 million of capital, including the following:

•	Issuing 12,320,000 common shares to an affiliate of Marubeni Corporation, for gross proceeds of approximately $209 million, in the third quarter of 2013. Combined with additional subsequent purchases of Aircastle common shares in the secondary market, as of February 14, 2014, Marubeni Corporation owned approximately 20% of Aircastle’s issued and outstanding common shares.

•	Issuing $400 million in aggregate principal amount of unsecured 4.625% Senior Notes due 2018, in the fourth quarter of 2013.

•	Entering into $177 million of secured borrowings related to various aircraft.

•	Increasing our unsecured revolving credit from $150 million to $335 million, expanding the bank group from four to seven global financial institutions and extending the maturity of the facility to a three year term expiring in August 2016. This revolving credit facility is currently undrawn.

In February 2014, we repaid the outstanding amount, plus accrued interest and fees, due under Securitization No. 1 and terminated the related swap for a total cash payment of $255 million. In February 2014, we also raised $303 million in secured financing for two B777-300ER and one A330-200 aircraft we acquired in 2013.

Joint Venture with Ontario Teachers’ Pension Plan

In December 2013, Aircastle formed a joint venture to invest in leased aircraft with an affiliate of Ontario Teachers’ Pension Plan. The joint venture’s first investment is two Airbus A330 family aircraft manufactured in 2013 that we sold to the joint venture, also in December 2013.

Teachers’ holds more than 5% of our common shares and, therefore, the joint venture and the sale of the initial Airbus A330 family aircraft are related party transactions under our related party policy. Accordingly, the formation of the joint venture and the sale of these aircraft was submitted to, and approved by, our Audit Committee under that policy.

Common Dividend

On February 21, 2014, Aircastle’s Board of Directors declared a first quarter 2014 cash dividend on its common shares of $0.20 per share, payable on March 14, 2014 to shareholders of record on March 7, 2014. This is our 31st consecutive dividend. During 2013, Aircastle increased the dividend to common shareholders to the current quarterly rate of $0.20 per share, a 21% increase over the quarterly rate at the end of 2012.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Tuesday, February 25, 2014 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 556-4997 (from within the U.S. and Canada) or (719) 457-2628 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “6185816”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Thursday, March 27, 2014 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “6185816”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2013, Aircastle’s aircraft portfolio consisted of 162 aircraft on lease with 64 customers located in 37 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this report. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle expectations include, but are not limited to, capital markets disruption or volatility which could adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; government fiscal or tax policies, general economic and business conditions or other factors affecting demand for aircraft or aircraft values and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases and other risks detailed from time to time in Aircastle’s filings with the SEC, including as previously disclosed in Aircastle’s 2012 Annual Report on Form 10-K, and elsewhere in this report. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this report. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,
	2012	2013
ASSETS
Cash and cash equivalents	$618,217	$654,613
Accounts receivable	5,625	2,825
Restricted cash and cash equivalents	111,942	122,773
Restricted liquidity facility collateral	107,000	107,000
Flight equipment held for lease, net of accumulated depreciation of $1,305,064 and $1,430,325	4,662,661	5,044,410
Net investment in finance leases	119,951	145,173
Unconsolidated equity method investment	—	21,123
Aircraft purchase deposits	131	10,000
Other assets	186,633	143,976

Total assets	$5,812,160	$6,251,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings (including borrowings of ACS Ireland VIEs of $207,926 and $152,545, respectively)	$1,848,034	$1,586,835
Borrowings from unsecured financings	1,750,642	2,150,527
Accounts payable, accrued expenses and other liabilities	108,593	111,661
Lease rentals received in advance	53,189	49,235
Liquidity facility	107,000	107,000
Security deposits	87,707	118,804
Maintenance payments	379,391	442,432
Fair value of derivative liabilities	61,978	39,992

Total liabilities	4,396,534	4,606,486

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 68,639,729 shares issued and outstanding at December 31, 2012; and 80,806,975 shares issued and outstanding at December 31, 2013	686	808
Additional paid-in capital	1,360,555	1,562,106
Retained earnings	180,675	158,398
Accumulated other comprehensive loss	(126,290)	(75,905)

Total shareholders’ equity	1,415,626	1,645,407

Total liabilities and shareholders’ equity	$5,812,160	$6,251,893

Aircastle Limited and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Revenues:
Lease rental revenue	$158,090	$169,273	$623,503	$644,929

Finance lease revenue	3,919	4,045	8,393	16,165

Amortization of lease premiums, discounts and lease incentives	(6,452)	(6,884)	(12,844)	(32,411)
Maintenance revenue	16,194	25,359	53,320	68,342

Total lease rentals	171,751	191,793	672,372	697,025
Other revenue	4,859	195	14,200	11,620

Total revenues	176,610	191,988	686,572	708,645

Expenses:
Depreciation	69,896	72,476	269,920	284,924
Interest, net	55,605	60,106	222,808	243,757
Selling, general and administrative (including non-cash share based payment expense of $999 and $1,638 for the three months ended, and $4,232 and $4,569 for the twelve months ended December 31, 2012 and 2013, respectively)	11,754	14,139	48,370	53,436
Impairment of Aircraft	7,667	4,971	96,454	117,306
Maintenance and other costs	2,713	2,167	14,656	13,631

Total expenses	147,635	153,859	652,208	713,054

Other income:
Gain on sale of flight equipment	2,685	11,619	5,747	37,220
Other	(2)	1,116	602	6,132

Total other income	2,683	12,735	6,349	43,352

Income from continuing operations before income taxes	31,658	50,864	40,713	38,943
Income tax provision	1,869	2,496	7,845	9,215
Earnings of unconsolidated equity method investment	—	53	—	53

Net income	$29,789	$48,421	$32,868	$29,781

Earnings per common share — Basic:
Net income per share	$0.43	$0.60	$0.46	$0.40

Earnings per common share — Diluted:
Net income per share	$0.43	$0.60	$0.46	$0.40

Dividends declared per share	$0.165	$0.20	$0.615	$0.695

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2011	2012	2013
Cash flows from operating activities:
Net income	$124,270	$32,868	$29,781
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	242,103	269,920	284,924
Amortization of deferred financing costs	15,271	12,449	14,719
Amortization of net lease discounts and lease incentives	16,445	12,844	32,411
Deferred income taxes	5,615	6,828	4,416
Non-cash share based payment expense	5,786	4,232	4,569
Net derivative loss reclassified into earnings	23,078	30,777	33,265
Ineffective portion of cash flow hedges	(101)	2,893	371
Security deposits and maintenance payments included in earnings	(35,500)	(54,180)	(60,112)
Gain on the sale of flight equipment	(39,092)	(5,747)	(37,220)
Impairment of aircraft	6,436	96,454	117,306
Earnings of unconsolidated equity method investment, net of tax	—	—	(53)
Other	742	(2,218)	(5,641)
Changes on certain assets and liabilities:
Accounts receivable	(4,818)	(2,530)	3,397
Restricted cash and cash equivalents related to operating activities	4,418	—	—
Other assets	(2,675)	919	1,164
Accounts payable, accrued expenses and other liabilities	(1,848)	17,732	3,016
Lease rentals received in advance	(753)	4,036	(2,276)

Net cash provided by operating activities	359,377	427,277	424,037

Cash flows from investing activities:
Acquisition and improvement of flight equipment	(776,750)	(693,227)	(1,263,706)
Proceeds from sale of flight equipment	489,196	61,489	568,045
Restricted cash and cash equivalents related to sale of flight equipment	(35,762)	35,762	—
Aircraft purchase deposits and progress payments, net of returned deposits and aircraft sales deposits	(122,069)	(20,553)	(6,094)
Net investment in finance leases	—	(91,500)	(11,595)
Collections on finance leases	—	3,852	9,508
Unconsolidated equity method investment and associated costs	—	—	(20,189)
Purchase of debt investment	—	(43,626)	—
Principal repayments on debt investment	—	6,585	42,001
Other	(35)	(691)	(903)

Net cash used in investing activities	(445,420)	(741,909)	(682,933)

Cash flows from financing activities:
Issuance of shares net of repurchases	(91,610)	(44,180)	197,437
Proceeds from notes and term debt financings	669,047	1,459,690	563,230
Securitization and term debt financing repayments	(390,945)	(847,415)	(510,162)
Deferred financing costs	(20,179)	(31,691)	(10,865)
Restricted secured liquidity facility collateral	(35,000)	3,000	—
Secured liquidity facility collateral	35,000	(3,000)	—
Restricted cash and cash equivalents related to security deposits and maintenance payments	(25,056)	99,748	(10,831)
Security deposits received	20,574	17,453	20,889
Security deposits returned	(7,914)	(6,152)	(5,104)
Maintenance payments received	122,050	142,122	179,789
Maintenance payments returned	(89,300)	(57,822)	(77,033)
Payments for terminated cash flow hedges and payment for option	—	(50,757)	—
Dividends paid	(45,059)	(43,669)	(52,058)

Net cash provided by financing activities	141,608	637,327	295,292

Net increase in cash and cash equivalents	55,565	322,695	36,396
Cash and cash equivalents at beginning of year	239,957	295,522	618,217

Cash and cash equivalents at end of year	$295,522	$618,217	$654,613

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Revenues	$176,610	$191,988	$686,572	$708,645
EBITDA	$163,611	$190,383	$546,285	$600,088
Adjusted EBITDA	$172,279	$195,965	$647,622	$717,209
Adjusted net income	$36,372	$54,899	$57,009	$59,260

Adjusted net income allocable to common shares	$36,079	$54,433	$56,539	$58,786
Per common share - Basic	$0.52	$0.68	$0.80	$0.80
Per common share - Diluted	$0.52	$0.68	$0.80	$0.80

Basic common shares outstanding	69,120	80,154	70,717	73,653
Diluted common shares outstanding	69,120	80,154	70,717	73,653

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
Net income	$29,789	$48,421	$32,868	$29,781
Depreciation	69,896	72,476	269,920	284,924
Amortization of net lease discounts and lease incentives	6,452	6,884	12,844	32,411
Interest, net	55,605	60,106	222,808	243,757
Income tax provision	1,869	2,496	7,845	9,215

EBITDA	163,611	190,383	546,285	600,088
Adjustments:
Impairment of aircraft	7,667	4,971	96,454	117,306
Non-cash share based payment expense	999	1,638	4,232	4,569
Loss (gain) on mark to market of interest rate derivative contracts	2	(1,027)	(597)	(4,754)
Contract termination expense	—	—	1,248	—

Adjusted EBITDA	$172,279	$195,965	$647,622	$717,209

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2013	2012	2013
	(Dollars in thousands)
Net income	$29,789	$48,421	$32,868	$29,781
Loan termination fee(1)	—	—	—	2,954
Ineffective portion and termination of hedges(1)	1,053	171	2,893	2,393
Loss (gain) on mark to market of interest rate derivative contracts(2)	2	(1,027)	(597)	(4,754)
Write-off of deferred financing fees(1)	120	—	3,034	3,975
Stock compensation expense(3)	999	1,638	4,232	4,569
Term Financing No. 1 hedge loss amortization charges(1)	4,409	4,365	13,331	17,843
Securitization No. 1 hedge loss amortization charges (1)	—	1,331	—	2,499
Contract termination expense	—	—	1,248	—

Adjusted net income	$36,372	$54,899	$57,009	$59,260

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Management believes that ANI, when viewed in conjunction with the Company’s results under US GAAP and the below reconciliation, provides useful information about operating and period-over-period performance, and provides additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting elements related to interest rate derivative accounting and gains or losses related to flight equipment and debt investments.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Cash Earnings and Cash ROE

(Dollars in thousands)

(Unaudited)

	2009	2010	2011	2012	2013
Net cash provided by operating activities	$327,641	$356,530	$359,377	$427,277	$424,037

Collections on Finance Leases	—	—	—	3,852	9,508
Gain on Sale of Flight Equipment	1,162	7,084	39,092	5,747	37,220
Less: Depreciation	(209,481)	(220,476)	(242,103)	(269,920)	(284,924)

Cash Earnings	$119,322	$143,138	$156,366	$166,956	$185,841

Average Shareholder’s Equity	$1,201,702	$1,316,978	$1,373,663	$1,410,117	$1,530,516
Cash Earnings / Average Shareholder’s Equity	9.9%	10.9%	11.4%	11.8%	12.1%

Note: Average Shareholder’s Equity is the sum of the current and prior year shareholder’s equity divided by two. Management believes that the cash return on equity metric (Cash ROE) when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2013		Twelve Months Ended December 31, 2013
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	80,154	99.15%	73,653	99.20%
Unvested restricted common shares	686	0.85%	594	0.80%

Total weighted-average shares outstanding	80,839	100.00%	74,247	100.00%

Net income allocation
Net income	$48,421	100.00%	$29,781	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(411)	(0.85%)	(238)	(0.80%)

Earnings available to common shares	$48,010	99.15%	$29,543	99.20%

Adjusted net income allocation
Adjusted net income	$54,899	100.00%	$59,260	100.00%
Amounts allocated to unvested restricted shares	(466)	(0.85%)	(474)	(0.80%)

Amounts allocated to common shares	$54,433	99.15%	$58,786	99.20%

(1)	For the three and twelve months ended December 31, 2013, the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended December 31, 2012		Twelve Months Ended December 31, 2012
	Shares	Percent(2)	Shares	Percent(2)
Weighted-average shares:
Common shares outstanding – Basic	69,120	99.19%	70,717	99.18%
Unvested restricted common shares	561	0.81%	588	0.82%

Total weighted-average shares outstanding	69,681	100.00%	71,305	100.00%

Net income allocation
Net income	$29,789	100.00%	$32,868	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(240)	(0.81%)	(271)	(0.82%)

Earnings available to common shares	$29,549	99.19%	$32,597	99.18%

Adjusted net income (loss) allocation
Adjusted net income	$36,372	100.00%	$57,009	100.00%
Amounts allocated to unvested restricted shares	(293)	(0.81%)	(470)	(0.82%)

Amounts allocated to common shares	$36,079	99.19%	$56,539	99.18%

(1)	For the three and twelve months ended December 31, 2012, the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.